   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 12, 2000

                                            REGISTRATION STATEMENT NO. 333-45899
================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                         ----------------------------

                        POST-EFFECTIVE AMENDMENT NO. 11
                                      ON
                                   FORM S-3*
                                    TO THE
                            REGISTRATION STATEMENT
                         ORIGINALLY FILED ON FORM S-4
                                     UNDER
                          THE SECURITIES ACT OF 1933

                         ----------------------------

                             MAC-GRAY CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                                   04-3361982
  (State or Other Jurisdiction                     (I.R.S. Employer
of Incorporation or Organization)                 Identification No.)

                                22 WATER STREET
                        CAMBRIDGE, MASSACHUSETTS 02141
                                (617) 492-4040
   (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Office)

                         -----------------------------

                          STEWART GRAY MACDONALD, JR.
                     CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                             MAC-GRAY CORPORATION
                                22 WATER STREET
                        CAMBRIDGE, MASSACHUSETTS 02141
                                (617) 492-4040
 (Name, Address, Including Zip Code and Telephone Number, Including Area Code,
                             of Agent for Service)

                                    Copy to:
                             STUART M. CABLE, P.C.
                          Goodwin, Procter & Hoar LLP
                                Exchange Place
                       Boston, Massachusetts 02109-2881
                                (617) 570-1000

                         -----------------------------

* Filed as a Post-Effective Amendment on Form S-3 to such Form S-4 Registration Statement pursuant to the provisions of Rule 401(e) and the procedure described therein.

================================================================================

     Pursuant to Post-Effective Amendment No. 4 to the Registration Statement on Form S-3 (File No. 333-45899) filed with the Securities and Exchange Commission on June 10, 1998 (the "Registration Statement"), the Registrant registered an aggregate of 967,914 shares of its common stock, par value $0.01 per share, for resale by former shareholders of Intirion Corporation, a Delaware corporation (the "Selling Securityholders"). As the Registrant's obligations to the Selling Securityholders have been fulfilled, the Registrant files this Post-Effective Amendment No. 11 to the Registration Statement to terminate the Registration Statement.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Mac-Gray Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 11 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, The Commonwealth of Massachusetts, on January 11, 2000.


                                    Mac-Gray Corporation


                                    By:  /s/ Stewart Gray MacDonald, Jr.
                                         -------------------------------------
                                         Stewart Gray MacDonald, Jr.
                                         Chairman and Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this Post-Effective No. 11 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          Signature              Title                              Date
          ---------              -----                              ----

/s/ Stewart Gray MacDonald, Jr. Chairman and Chief Executive January 11, 2000 ------------------------------- Officer and Director
Stewart Gray MacDonald, Jr.      (Principal Executive Officer)


/s/ Michael J. Shea              Executive Vice President and  January 11, 2000
-------------------------------  Chief Financial Officer
Michael J. Shea                  (Principal Financial and
                                 Accounting Officer)

/s/ William M. Crozier, Jr.
-------------------------------  Director                      January 11, 2000
William M. Crozier, Jr.

               *
-------------------------------  Director                      January 11, 2000
Patrick A. Flanagan

               *
-------------------------------  Director                      January 11, 2000
Jerry A. Schiller

               *
-------------------------------  Director                      January 11, 2000
John P. Leydon

               *
-------------------------------  Director                      January 11, 2000
Eugene B. Doggett


*By:  /s/ Stewart Gray MacDonald, Jr.
      -------------------------------
      Stewart Gray MacDonald, Jr.
      Attorney-in-Fact